UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2025

SPHERE ENTERTAINMENT CO.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-39245	84-3755666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Pennsylvania Plaza, New York, NY	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (725) 258-0001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	SPHR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Shareholders.

On June 4, 2025, at the annual meeting of stockholders (the “Annual Meeting”) of Sphere Entertainment Co. (the “Company”), the stockholders of the Company approved a proposal to redomesticate the Company (the “Redomestication”) from a corporation organized under the laws of the State of Delaware (the “Delaware Corporation”) to a corporation organized under the laws of the State of Nevada (the “Nevada Corporation”) by means of a plan of conversion (the “Plan of Conversion”) and adopted the resolutions of the board of directors of the Company approving the Redomestication, as described in the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting filed with the Securities and Exchange Commission (the “SEC”) on April 22, 2025 (the “Proxy Statement”).

On June 4, 2025, the Company effected the Redomestication pursuant to the Plan of Conversion by filing (i) a certificate of conversion with the Secretary of State of the State of Delaware, (ii) articles of conversion with the Nevada Secretary of State and (iii) articles of incorporation with the Nevada Secretary of State (the “Nevada Charter”). The Company also adopted new bylaws (the “Nevada Bylaws”) in connection with the Redomestication.

At 11:59 p.m. Eastern Time on June 4, 2025 (the “Effective Time”):

•	the Company’s domicile changed from the State of Delaware to the State of Nevada;

•	the internal affairs of the Company ceased to be governed by the laws of the State of Delaware and instead became governed by the laws of the State of Nevada; and

•

the Company ceased to be governed by the Company’s existing amended and restated certificate of incorporation and amended bylaws and instead became governed by the Nevada Charter and the Nevada Bylaws.

The Redomestication did not result in any change in the business, jobs, management, properties, location of any of the Company’s offices or facilities, number of employees, obligations, assets, liabilities or net worth (other than as a result of the costs related to the Redomestication). The Redomestication did not adversely affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under those material contractual arrangements continue to be the rights and obligations of the Company after the Redomestication.

At the Effective Time, each outstanding share of Class A common stock, par value $0.01 per share, of the Delaware Corporation (the “Delaware Corporation Class A Common Stock”) automatically converted into one outstanding share of Class A common stock, par value $0.01 per share, of the Nevada Corporation (the “Nevada Corporation Class A Common Stock”), and each outstanding share of Class B common stock, par value $0.01 per share, of the Delaware Corporation (the “Delaware Corporation Class B Common Stock”) automatically converted into one outstanding share of Class B common stock, par value $0.01 per share, of the Nevada Corporation (the “Nevada Corporation Class B Common Stock”).

Stockholders are not required to exchange their existing stock certificates for new stock certificates. At the Effective Time, each outstanding warrant, option, restricted stock unit, performance stock unit, equity or equity-based award or other right to acquire any, or any instrument to convert into (including the Company’s 3.50% Convertible Senior Notes due 2028) or exchange for, or based on the value of, Delaware Corporation Class A Common Stock or Delaware Corporation Class B Common Stock, as applicable, automatically became a warrant, option, restricted stock unit, performance stock unit, equity or equity-based award or other right to acquire any, or any instrument to convert into or exchange for, or based on the value of, the same amount of Nevada Corporation Class A Common Stock or Nevada Corporation Class B Common Stock, as applicable, under the same terms and conditions. The Nevada Corporation Class A Common Stock continues to be traded on The New York Stock Exchange under the symbol “SPHR”.

As described in the Proxy Statement, certain rights of the Company’s stockholders were changed as a result of the Redomestication. A more detailed description of the Plan of Conversion, the Nevada Charter, the Nevada Bylaws and the effects of the Redomestication is set forth in the Proxy Statement under “Proposal 4—Approval of the Redomestication of the Company to the State of Nevada by Conversion,” which description is incorporated herein by reference. Copies of the Plan of Conversion, the Nevada Charter and the Nevada Bylaws are filed as Exhibits 2.1, 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required, the information set forth above under Item 3.03 is hereby incorporated by reference into this Item 5.03.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on June 4, 2025. In accordance with the Company’s amended and restated certificate of incorporation as then in effect, the Company’s Class A stockholders were entitled to one vote per share and the Company’s Class B stockholders were entitled to ten votes per share. The proposals are described in the Proxy Statement. The final results for the votes regarding each proposal are set forth below.

1.

The Company’s Class A stockholders elected the four directors listed below to the Board of Directors for a term to expire at the 2026 annual meeting and until their successors have been elected and qualified. The votes regarding this proposal were as follows:

	For	Withheld	Broker Non-Votes
Joseph J. Lhota	15,537,753	5,686,244	4,354,541
Joel M. Litvin	18,893,064	2,330,933	4,354,541
Debra G. Perelman	20,100,510	1,123,487	4,354,541
John L. Sykes	15,033,377	6,190,620	4,354,541

The Company’s Class B stockholders elected the eleven directors listed below to the Board of Directors for a term to expire at the 2026 annual meeting and until their successors have been elected and qualified. The votes regarding this proposal were as follows:

	For	Withheld	Broker Non-Votes
James L. Dolan	68,667,540	0	0
Charles P. Dolan	68,667,540	0	0
Kristin A. Dolan	68,667,540	0	0
Marianne Dolan Weber	68,667,540	0	0
Paul J. Dolan	68,667,540	0	0
Quentin F. Dolan	68,667,540	0	0
Ryan T. Dolan	68,667,540	0	0
Thomas C. Dolan	68,667,540	0	0
Brian G. Sweeney	68,667,540	0	0
Vincent Tese	68,667,540	0	0
Isiah L. Thomas III	68,667,540	0	0

2.

The Company’s Class A stockholders and Class B stockholders, voting together as a single class, ratified the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
93,875,866	229,255	140,957	0

3.

The Company’s Class A stockholders and Class B stockholders, voting together as a single class, approved in an advisory (non-binding) vote the compensation of the Company’s named executive officers. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
85,308,101	4,436,029	147,407	4,354,541

The foregoing non-binding, advisory vote on Proposal 3 included the affirmative vote of a majority of the shares of the Company’s Class A common stock that were voted on the matter and 100% of the Company’s shares of Class B common stock.

4.

The Company’s Class A stockholders and Class B stockholders, voting together as a single class, approved the proposal to redomesticate the Company from the State of Delaware to the State of Nevada by conversion. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
83,339,627	6,397,508	154,402	4,354,541

The foregoing vote on Proposal 4 included the affirmative vote of a majority of the outstanding shares of the Company’s Class A common stock and 100% of the Company’s shares of Class B common stock.

Item 8.01	Other Events.

A legal opinion of Brownstein Hyatt Farber Schreck, LLP is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference into the Company’s Registration Statements on Form S-8 (File Nos. 333-237718, 333-257817, 333-268682, 333-275946 and 333-283778), filed with the SEC on April 16, 2020, July 9, 2021, December 6, 2022, December 8, 2023 and December 13, 2024, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

2.1	Plan of Conversion of Sphere Entertainment Co.

3.1	Articles of Incorporation of Sphere Entertainment Co.

3.2	Bylaws of Sphere Entertainment Co.

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP.

10.1	Form of Indemnification Agreement between Sphere Entertainment Co. and its Directors and Officers.

104	Cover Page Interactive Data File (embedded within the inline XRBL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2025

SPHERE ENTERTAINMENT CO.
(Registrant)

By:	/s/ Mark C. Cresitello
	Name:	Mark C. Cresitello
	Title:	Senior Vice President, Deputy General Counsel and Secretary